THE SECURITIES REPRESENTED BY THIS COMMON STOCK PURCHASE WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR UNDER ANY APPLICABLE LAW OR REGULATION OF ANY STATE, AND HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THIS COMMON STOCK PURCHASE WARRANT AND THE UNDERLYING SECURITIES MAY NOT BE SOLD, OFFERED, ASSIGNED OR TRANSFERRED UNLESS THE WARRANT AND UNDERLYING SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR UNLESS SUCH OFFERS, SALES, ASSIGNMENTS AND TRANSFERS ARE MADE PURSUANT TO THE AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL IN FORM AND CONTENT SATISFACTORY TO THE COMPANY WITH RESPECT TO SUCH EXEMPTION FROM REGISTRATION.

                                      JMCO
                             an Oklahoma corporation

                          COMMON STOCK PURCHASE WARRANT
                          -----------------------------

                                                             DATED: May 22, 2001

 -------------------------------------------------------------------------------

  Number of Common Shares:   13.5% of Company   Holder:  AutoCorp Equities, Inc.
  Purchase Price:            $150,000           911 W. Parker, Suit 306
  Expiration Date:           December 31,2002   Plano, Texas 75023

For  identification  only.  The  governing  terms of this  Warrant are set forth below.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

         Jim Miles, an individual ("Grantor") and sole shareholder of JMCO, an Oklahoma corporation (the "Company"), hereby certifies that, for value received, AutoCorp Equities, Inc., a Nevada corporation (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time prior to December 31, 2002 (the "Exercise Period"), at the Purchase Price hereinafter set forth, Thirteen and One Half percent (13.5%) of the fully paid and nonassessable shares of Common Stock (hereinafter defined) of the Company. The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein.

         The purchase price for Thirteen and One Half percent (13.5%) of Common Stock issuable upon exercise of this Warrant (the "Purchase Price") shall initially be $150,000.00; provided, however, that the Purchase Price shall be adjusted from time to time as provided herein.

         As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

                  (a)  The  term   "Company"   shall  mean  JMCO,   an  Oklahoma
         corporation,   and  any  entity  that  shall   succeed  or  assume  the
         obligations of such corporation hereunder.

                  (b) The term "Common Stock" means the Company's common stock, $100.00 par value per share.

                  (c) The term "Management Agreement" means that certain agreement of even date herewith by and between the Company and Holder, which agreement provides, inter alia, that Holder provide certain management and consulting services in consideration for a percentage of the profits as more particularly described therein. This Warrant shall be subject to the terms and conditions set forth in the Management Agreement.

COMMON STOCK  PURCHASE WARRANT -  Page 1
------------------------------

                  (d) The term "Miles Note' means that certain Promissory Note of even date herewith by and between the Grantor, as maker, and Holder, as payee, in the original principal amount of $150,000.00, the proceeds from such Note are to be solely by Holder for working capital of the Company.

                  (e) The term "Warrant Shares" means as of any date during the Exercise Period, that percentage of the Company's shares of Common Stock which shall be exercisable by the Holder hereof pursuant to the terms of this Warrant.


                                    ARTICLE I
                               Exercise of Warrant

         1.1 Method of Exercise. This Warrant may be exercised in whole or in part (but not as to a fractional share of Common Stock), at any time and from time to time during the Exercise Period for up to, but not more than, the number of Warrant Shares at such time, by the Holder hereof by delivery to Grantor and the Company at its principal office of (i) a notice of exercise (a "Notice of Exercise") substantially in the form attached hereto as Exhibit "A", (ii) evidence satisfactory to the Company of the authority of the person executing such Notice of Exercise, (iii) this Warrant, and (iv) payment of the Purchase Price in the form of forgiveness of the principal obligations under the Miles
Note in the aggregate amount of $150,000.00 (the "Exercise Price"). Payment of the Exercise Price shall be made by endorsing the Miles Note as paid in full and delivery of the Company or by wire transfer to the account of the Company. The shares so purchased shall be deemed to be issued as of the close of business on the date on which the Company shall have received from the Holder payment in full of the Exercise Price and the other documents referred to herein (the "Exercise Date"). Each exercise of this Warrant shall be deemed to have been effectuated immediately prior to the close of business on the day that the Holder satisfies items (i) through (iv) above in this Section 1.1.

         1.2 Regulation D Restrictions; Unregistered Security. The Holder hereof represents and warrants to the Company and Grantor that it has acquired this Warrant and anticipates acquiring the underlying shares of Common Stock issuable upon exercise of the Warrant solely for its own account for investment purposes and not with a view to or for distributing such securities unless such distribution is effectuated in connection with a registration statement filed by the Company under the Securities Act of 1933, as amended (the "Securities Act") or an applicable exemption is available therefor. At the time this Warrant is exercised, the Company and Grantor may require the Holder to state in the Notice of Exercise such representations concerning the Holder as are necessary or appropriate to assure compliance by the Holder with the Securities Act. The Holder of this Warrant acknowledges that this Warrant and the underlying Warrant Shares have not been registered under the Securities Act, and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or the Warrant Shares issued upon its exercise in the absence of (i) an effective registration statement under the Securities Act as to the Warrant or the Warrant Shares and registration or qualification of this Warrant or the Warrant Shares under any applicable federal and state securities law in effect or (ii) an opinion of counsel in form and content satisfactory to the Company that such registration and qualification are not required. Each certificate or other instrument for Warrant Shares issued upon the exercise of this Warrant shall bear a legend substantially similar to the foregoing.


                                   ARTICLE II
                Delivery of Stock Certificates, etc., on Exercise

         As soon as practicable after the exercise of this Warrant, the Company will cause Grantor to deliver his stock certificate representing all of the issued and outstanding shares of the Company's Common Stock to enable the Company to cancel such certificate and reissue eighty-six and one half percent (76.5%) of the Company's shares to Grantor and thirteen and one half percent (13.5%) of the Company's shares, which certificate shall represent thirteen and one half percent (13.5%) of the fully paid and nonassessable shares of Common Stock to which the Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which the Holder would otherwise be entitled, cash equal to such fraction multiplied by the then applicable fair market value, together with any other stock or other securities and property (including cash, where applicable) to which the Holder is entitled upon such exercise pursuant to
Article I or otherwise.

COMMON STOCK  PURCHASE WARRANT -  Page 2
------------------------------

                                   ARTICLE III
                   Adjustments on Certain Capital Transactions

         On the occurrence of any of the following events, the following adjustments to the rights granted under this Warrant shall be made:

         3.1 Increase in Company Shares. In case the number of outstanding shares of Common Stock of the Company shall be increased by way of a stock dividend, stock split, recapitalization, issuances of stock options, warrants or instruments convertible into capital stock of the Company or other similar means, the number of unexercised shares of Common Stock covered by this Warrant shall be increased by the amount that a like number of shares of outstanding Common Stock shall have been increased as a result of such stock increase on a fully diluted basis so as to effectuate the intent of the parties hereto to consummate the purchase of twenty-five percent (25%) of the ownership interests of the Company by Holder from Grantor.

         3.2 Decrease in Company Shares. In case the number of outstanding shares of Common Stock of the Company shall be reduced by recapitalization, reverse stock split or otherwise, the number of unexercised shares covered by this Warrant shall be reduced by the amount that a like number of shares of outstanding Common Stock shall have been reduced as a result of such stock reduction and the Purchase Price shall be reduced so as to effectuate the intent of the parties hereto to consummate the purchase of thirteen and one half
(13.5%) of the ownership interests of the Company by Holder from Grantor as adjusted for such stock reduction.

         3.3 Merger/Consolidation. In case the Company shall consolidate with or merge into another corporation, the holder of this Warrant will thereafter receive, upon the exercise thereof in accordance with the terms of this Warrant, the securities or property to which the holder of the number of shares of Common Stock then deliverable upon the exercise of this Warrant would have been entitled upon such consolidation or merger (the "Other Securities") and Grantor and the Company shall take such steps in connection with such consolidation or merger as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or property thereafter deliverable upon the exercise of this Warrant.

                                   ARTICLE IV
                             Rights as a Shareholder

         Except as otherwise provided in the Management Agreement, the Miles Note, Holder shall not have any rights as a shareholder of the Company with respect to the underlying shares of Common Stock subject to this Warrant, including, but not limited to, voting and distributions.

                                    ARTICLE V
                           Securities Law Requirements

         Neither this Warrant nor the Warrant Shares have been registered under the Securities Act or any state securities or blue sky laws. Accordingly, upon
(a) any transfer of this Warrant, any transferee of this Warrant or (b) the exercise of this Warrant in whole or in part, and if the Warrant Shares have not been registered under the Securities Act, Holder or any other person exercising this Warrant shall, as applicable, represent and agree in writing satisfactory to the Company that Holder or such other person (a) is acquiring the shares for the purpose of investment and not with a view to distribution thereof, (b) knows the shares have not been registered under the Securities Act or any state securities or blue sky laws, (c) understands that he must bear the economic risk of said investment for an indefinite period of time until the shares are registered under the Securities Act and applicable state securities or blue sky laws or an exemption from such registration is available, and (d) will not solicit any offer to sell or sell all or any portion of the underlying shares of Common Stock other than pursuant to an opinion of counsel satisfactory to the Company.

COMMON STOCK  PURCHASE WARRANT -  Page 3
------------------------------

                                   ARTICLE VI
                                  Assignability

         Holder acknowledges and agrees that neither this Warrant nor the Warrant Shares may be transferred without the express written consent of the Board of Directors of the Company, which consent shall not be unreasonably withheld or delayed. Without the express written consent of Holder, Grantor shall not be permitted to transfer, pledge, encumber or convey any portion of the Common Stock of the Company held by Grantor.

                                   ARTICLE VII
           Reservation of Stock, etc. Issuable on Exercise of Warrant

         The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of this Warrant, all shares of Common Stock (or Other Securities) from time to time issuable on the exercise of this Warrant. Without the express written consent of the Holder, the Company shall not be permitted to issue, sell, transfer or convey any capital stock of the Company or any instrument convertible into Common Stock or capital stock of the Company.

                                  ARTICLE VIII
                             Replacement of Warrant

         On receipt of evidence reasonably satisfactory to Grantor of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security satisfactory in form and amount to the Grantor or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Grantor and the Company will execute and deliver, in lieu thereof, a new warrant of like tenor.

                                   ARTICLE IX
                                  Notices, etc.

         All notices and other communications hereunder shall be personally delivered, telecopied or mailed by first class registered or certified mail, postage prepaid, at such address or facsimile numbers as may have been furnished to each party by the other in writing.

                                    ARTICLE X
                                  Miscellaneous

         This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the internal laws of the State of Texas, is fully performable in Dallas County, Texas, and venue for resolution of any dispute arising hereunder or in connection herewith shall lie exclusively in Dallas County, Texas. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision and the parties hereto hereby covenant and agree to modify such invalid or unenforceable provision so as to make it valid and enforceable and effectuate the intent of the parties hereto.

                            [SIGNATURE PAGE FOLLOWS]


COMMON STOCK  PURCHASE WARRANT -  Page 4
------------------------------

         Executed effective as of the ______day of January, 2001.


                                     COMPANY:
                                     -------

                                     JMCO, an Oklahoma corporation


                                     By:  _________________________________
                                              Jim Miles, President

                                     Address: _____________________________
                                              _____________________________
                                     Facsimile: 405-282-7774



                                     GRANTOR:
                                     -------


                                     ____________________________
                                     JIM MILES

                                     HOLDER:
                                     ------


                                     AUTOCORP EQUITIES, INC.
                                     a Nevada corporation


                                     By:_______________________
                                     Name:_____________________
                                     Title:____________________

                                     Address:   911 W. Parker, Suit 306
                                                Plano, Texas  75023
                                                Attn:  Charles Norman, President
                                     Facsimile: 972-378-5685






COMMON STOCK  PURCHASE WARRANT -  Page 5
------------------------------

                                   Exhibit "A"
                                   -----------

                      FORM OF NOTICE OF EXERCISE - WARRANT
                      ------------------------------------

                (To be executed only upon exercise or conversion
                       of the Warrant in whole or in part)

To _____________________________

         The undersigned registered holder of the accompanying Warrant hereby exercises such Warrant or portion thereof for, and purchases thereunder, 13.5% of the outstanding shares of Common Stock (as defined in such Warrant) of the Company and herewith makes payment therefor of $ 150,000.00 in the form of forgiveness of the Company's obligations under the Jim Miles obligations under the Miles Note as of the date written below. The undersigned requests that the certificates for such shares of Common Stock be issued in the name of, and delivered to,__________________________________________________ whose address is
________________________________________________________.


Dated:  ____________________________




                               _________________________________________________
                               (Name must conform to name of holder as specified on the face of the Warrant)



                               By:      ________________________________________
                               Name:    ________________________________________
                               Title:   ________________________________________

                               Address of holder:

                               _________________________________________________
                               _________________________________________________





COMMON STOCK  PURCHASE WARRANT -  Page 6
------------------------------